                                                            Exhibit 11.0

                          NEUROMEDICAL SYSTEMS, INC.
                   COMPUTATION OF PRIMARY EARNINGS PER SHARE



                                                                Year Ended December 31, 1996
                                                          -----------------------------------------
                                                            1996           1995(2)         1994(2)
                                                          ----------     ----------       ----------

Weighted average number of common shares outstanding      29,277,083      5,840,761        4,103,979
Common shares issued from October 1994 to completion
 of IPO (1)                                                        0         53,969           57,599
Preferred stock issued from October 1994 to completion
 of IPO (1)                                                        0      2,247,162        2,398,287
Assumed exercise of stock options and warrants using
  the treasury stock method (1)                                    0        237,084          316,980
Weighted average number of common shares representing
 assumed conversion of Series A through F
 from date of issuance                                             0      9,264,996        9,623,355
                                                         -----------  -------------      -----------
Weighted average number of common and common
 equivalent shares outstanding                            29,277,083     17,643,972       16,500,200
                                                         ===========  =============      ===========

Net loss for period                                     $(34,158,000)  $(29,428,000)    $(13,819,000)
                                                         -----------   ------------      -----------

Net loss per share (1995 and 1994 pro forma)            $      (1.17)  $      (1.67)    $      (0.84)
                                                        ============   ============     ============


(1) Represents shares of common stock or common stock equivalents issued between October 1994 and completion of the IPO at a price per share less than the $15 per share price of common stock sold in the initial public offering. Such shares are considered to be "cheap stock" and, accordingly, reflected as outstanding for all periods presented prior to the initial public offering, using the treasury stock method.

(2) On a pro forma basis, giving effect to the conversion of convertible preferred stock to common.

                          NEUROMEDICAL SYSTEMS, INC.
                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE

                                                                Year Ended December 31, 1996
                                                          -----------------------------------------
                                                            1996           1995(3)         1994(3)
                                                          ----------     ----------       ----------

Weighted average number of common shares outstanding      29,277,083      5,840,761        4,103,979
Common shares issued from October 1994 to completion
 of IPO (1)                                                        0         53,969           57,599
Preferred stock issued from October 1994 to completion
 of IPO (1)                                                        0      2,247,162        2,398,287
Assumed exercise of stock options and warrants using
  the treasury stock method (1)                                    0        237,084          316,980
Weighted average number of common shares representing
 assumed conversion of Series A through F
 from date of issuance                                             0      9,264,996        9,623,355
Assumed exercise of stock options and warrants using
  the treasury stock method (2)                            3,275,610      7,573,150        6,197,357
                                                          ----------     ----------       ----------
Weighted average number of common and common
 equivalent shares outstanding                            32,552,693     25,217,122       22,697,557
                                                          ==========     ==========       ==========
Net loss for period                                     $(34,158,000)  $(29,428,000)    $(13,819,000)
                                                          ----------     ----------       ----------

Net loss per share (1995 and 1994 pro forma)            $      (1.05)  $      (1.17)    $      (0.61)
                                                         ===========     ==========       ==========

(1) Represents shares of common stock or common stock equivalents issued between October 1994 and completion of the IPO, at a price per share less than the $15 per share price of common stock sold in the initial public offering. Such shares are considered to be "cheap stock" and, accordingly, reflected as outstanding for all periods presented prior to the initial public offering, using the treasury stock method.

(2) For purposes of calculating the number of shares issuable upon exercise of outstanding stock options and warrants, the daily average closing stock price of $17.66 per share was used for 1996. The closing stock price of $20 1/8 was used for 1995, and $9.40 was used for 1994.

(3) On a pro forma basis, giving effect to the conversion of convertible preferred stock to common.


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